Exhibit 10.53

Barry Elson

c/o Telewest Communications plc

160 Great Portland Street

London W1W 5QA

United Kingdom

February 13, 2004

Telewest Communications plc

160 Great Portland Street

London WIW 5QA

United Kingdom

Gentlemen:

This letter memorializes recent discussions in which I have agreed to serve as Acting Chief Executive Officer of Telewest Communications plc (the “Company”) through the effective date of the Company’s financial restructuring (the “Restructuring”) following the departure of Charles Burdick. During this period, the Company will pay me a per diem rate of $5,000 for each day I actually perform services for the Company plus reimbursement of business expenses in accordance with Company policy. I acknowledge and agree that the Company may terminate my services at any time, and, in such an event, the Company will make a severance payment to me equal to $58,333 per month during which I was Acting Chief Executive Officer (pro rated for partial months), up to a maximum severance payment of $700,000.

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If this letter is consistent with your understanding, please acknowledge your agreement by signing this letter below and returning a copy to me.

Very truly yours,

[GRAPHIC APPEARS HERE]
Barry Elson

ACKNOWLEDGED AND AGREED

TELEWEST COMMUNICATIONS PLC

By:	Cob Stenham
Title:	Chairman